Exhibit 99.1

Hoku Corporation Reports Preliminary Second Quarter Fiscal Year 2012 Results

HONOLULU, HI, November 10, 2011 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced its preliminary financial results for the second fiscal quarter ended September 30, 2011, and provided a general update on its business.

Financial Results

Revenue for the quarters ended September 30, 2011 and 2010 were $1.9 million and $1.2 million, respectively. Revenue in the quarter was derived primarily from photovoltaic, or PV, system installations and related services, and the sale of electricity. As of September 30, 2011 and March 31, 2011, deferred revenue of $2.5 million and $72,000, respectively, were attributable to PV system installation and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended September 30, 2011 was $7.9 million, or $0.14 per share, compared to $2.0 million, or $0.04 per share, for the same period in fiscal 2011.  The increase in net loss is primarily attributable to labor of $2.7 million, as we continue commissioning and prepare for the operation of our polysilicon plant, and payments to Idaho Power Company of $3.5 million pursuant to our electric service agreement.

Non-GAAP net loss for the quarter ended September 30, 2011 was $7.8 million, or $0.14 per share, compared to $1.8 million, or $0.03 per share, for the same period in fiscal 2011. Non-GAAP net loss for the quarters ended September 30, 2011 and 2010 excludes non-cash stock-based compensation of $158,000 and $259,000, respectively. The accompanying schedules provide a reconciliation of net loss and net loss per share computed on a GAAP basis to net loss and net loss per share computed on a non-GAAP basis.  The Company uses non-GAAP measures of net loss and net loss per share, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects.

Presently, the Company is finalizing its analysis to determine whether the recent declines in the market price for polysilicon has impacted the carrying value of its polysilicon plant and whether the carrying value is fairly stated in accordance with GAAP.  Accordingly, the results herein are preliminary estimates which do not reflect any impairment of long-lived assets which might occur as a result of its on-going analysis of the carrying value of the Company’s polysilicon plant and are subject to change if the Company determines that an impairment charge is necessary, which could significantly impact its financial results.

Scott Paul, Chief Executive Officer of Hoku Corporation said, "During the last quarter we have continued our construction and commissioning activities at Hoku Materials, maintained our focus on delivering investment-grade solar arrays at Hoku Solar, and expanded our business by taking primary responsibility for the sales and marketing of Tianwei’s PV modules in the U.S.”

Business Updates

Hoku Materials Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, “At Hoku Materials, we are entering the final stages of plant commissioning.  The Hoku Materials team has been running 24x7 continuous shifts to manage the turnover of systems and equipment as installation and construction is completed, transitioning immediately into the commissioning of each system.”

Mr. Paul explained, “There are a number of small items that need to be completed by our construction contractors before we can begin the continuous production of polysilicon, which include finalizing our internal safety checks and completing the installation of various fire protection and safety systems.”

Commenting on Hoku’s successful completion of its polysilicon production demonstration in April 2010, Mr. Paul concluded, “We’ve already demonstrated our ability to make polysilicon using these same reactors and processes.  This next step is to scale up our production capacity to a completed production facility.  Based on our prior year demonstration, we are very confident in our ability to successfully operate our polysilicon plant on a commercial scale.”

Mr. Paul continued, “The current market conditions have depressed polysilicon prices throughout the solar industry, and we are monitoring the market conditions to adapt our business operations to meet our customer commitments and to acheive sustainable business success.  In order to be a long-term market leader in the polysilicon industry, Hoku needs to maintain a globally-competitive cost structure.  We are in the process of conducting a feasibility study for a further expansion to 8,000 metric tons to achieve better economies of scale.  The feasibility study is expected to be completed early next quarter.  We have pre-invested in the expansion of our plant to 8,000 metric tons, and we believe that the additional investment necessary to expand our plant to 8,000 metric tons will be proportionally less per metric ton of capacity than what we have already invested in our 4,000 metric ton plant. ”

Hoku Solar Update

Commenting on the Company’s downstream PV projects and development business, Mr. Paul said, "Hoku Solar has maintained its strategic focus on developing and delivering PV systems for commercial, institutional and utility-scale customers, and we continue seeking out opportunities to contribute to PV projects inside and outside of Hawaii – both as developer and as an engineering, procurement and construction (EPC) service provider.”

“We are expanding our project pipeline, and we are actively constructing projects in this busy fourth quarter of the calendar year,” said Mr. Paul. “We are currently building the Kapolei Sustainable Energy Park, a 1.18 megawatt PV facility being developed by Forest City Sustainable Resources on Oahu, even as we continue to deliver high-quality, investment-grade rooftop solar arrays for a variety of commercial customers in Hawaii.”

Hoku also announced that it is working closely with Tianwei New Energy to market, distribute and sell Tianwei’s full range of UL-listed PV modules in North America. Tianwei New Energy is expected to provide sales and marketing support, and to contribute dedicated technical and sales representatives to support the venture.

Hoku has established an office in Southern California for this new Tianwei module distribution business, and will initially focus on developing key sales channels within the commercial and residential segments of the distributed generation solar market. Hoku and Tianwei New Energy will concurrently work to expand sales into the utility market.

“Even as we establish and grow this new product sales division, we will maintain our focus on delivering investment-grade solar energy facilities in Hawaii and on the mainland U.S. through our Hoku Solar business,” continued Mr. Paul. “Hoku Solar will continue to serve as a vertically integrated solar provider – designing, engineering and constructing top-quality, low-cost turnkey PV solar energy facilities for commercial, institutional and utility clients.”

Hoku noted that with the two lines of downstream business – product and projects – Hoku would now be well-positioned to bring the full weight of Tianwei’s experience and strength to bear in the North American solar market.

“With a strong, diversified balance sheet and a fifty-year history of selling top-tier transmission and distribution equipment to the world’s utilities, Tianwei is unique among China PV companies,” said Mr. Paul. “And, with its success in Europe, Tianwei also has the proven ability and strategic vision to succeed in the global PV module business. Hoku remains very excited about this combination of stability, strategy and balance sheet, and we believe it will quickly prove to be a compelling value proposition in the expanding North American solar market."

Summary

Mr. Paul summarized the Company's prospects saying, "We are very excited by our progress in three key areas:  commissioning our polysilicon plant, scaling our investment-grade PV systems business, and establishing our  North American sales operations for Tianwei’s PV modules.  We believe this progress will position us well for long-term success in the global PV industry.”

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, November 10, 2011 at 5:00 p.m., Eastern Time, to discuss results for the Company's second quarter ended September 30, 2011 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (877) 312-8619. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its third quarter fiscal year 2012.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Based in Honolulu, Hoku Solar is a leading provider of investment-grade solar power, offering project development services, turnkey PV system integration and asset management for solar energy facilities. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

© Copyright 2011, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth, the timing and completion of polysilicon production plant milestones, the timing of the commencement and ramping up of commercial production of polysilicon, the timing of delivery of the Forest City Sustainable Resources PV project, if at all, the Company’s ability to market, distribute and sell Tianwei’s full range of UL-listed PV modules in North America, its  ability to develop PV systems and compete in solar markets beyond Hawaii, and the Company’s ability to reduce the total capital cost per ton of production capacity.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the possible impairment of the carrying value of the polysilicon production facility in Pocatello, Idaho under US GAAP; whether or not the Company will decide to undertake the further expansion of its polysilicon production facility to 8,000 metric tons and if so whether it has the ability to complete or finance such expansion; the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s ability to rely on Tianwei for continuing financial support, the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the Company’s ability to meet its polysilicon delivery commitments under its supply agreements and/or amend its current contracts; the Company’s ability to complete commissioning of the first 2,500 metric tons of capacity and begin commercial production; the Company’s ability to maintain good working relationships with customers that have provided it with prepayments; the Company’s ability to ramp its production capacity for manufacturing in fiscal 2012 and up to 4,000 metric tons of capacity in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and selling, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Service and license revenue	$1,888	$1,185	$2,220	$2,115
Product revenue	–	–	154	–
Total revenue	1,888	1,185	2,374	2,115

Cost of service and license revenue	1,714	852	1,907	1,417
Cost of product revenue	–	–	150	–
Total cost of revenue	1,714	852	2,057	1,417

Gross margin	174	333	317	698

Operating expenses:
Selling, general and administrative (1)	8,043	2,250	18,367	5,456
Total operating expenses	8,043	2,250	18,367	5,456

Loss from operations	(7,869)	(1,917)	(18,050)	(4,758)

Interest and other income (loss)	–	(48)	1	138
Net loss	(7,869)	(1,965)	(18,049)	(4,620)

Net income attributable to the noncontrolling interest	48	46	68	74

Net loss attributable to Hoku Corporation	$(7,917)	$(2,011)	$(18,117)	$(4,694)

Basic net loss per share attributable to Hoku Corporation	$(0.14)	$(0.04)	$(0.33)	$(0.09)

Diluted net loss per share attributable to Hoku Corporation	$(0.14)	$(0.04)	$(0.33)	$(0.09)

Shares used in computing basic net loss per share	54,872,029	54,659,425	54,868,400	54,620,643

Shares used in computing diluted net loss per share	54,872,029	54,659,425	54,868,400	54,620,643

(1) Includes stock-based compensation and non-cash expense from issuance of warrant as follows: Selling, general and administrative	158	259	1,699	580

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	September 30, 2011	March 31, 2011
Assets
Cash and cash equivalents	$3,201	$18,355
Restricted cash	758	–
Accounts receivable	2,752	548
Inventory	1,670	758
Costs of uncompleted contracts	1,548	128
Prepaid expenses	638	531
Total current assets	10,567	20,320

Deferred cost of financing	580	792
Property, plant and equipment, net	579,491	481,481
Total assets	$590,638	$502,593

Liabilities and Equity
Accounts payable and accrued liabilities	$47,008	$27,149
Deferred revenue	2,467	72
Customer deposits	34,056	25,278
Related party notes payable, net – current	47,064	–
Notes payable – current	63,300	–
Other current liabilities	758	467
Total current liabilities	194,653	52,966

Related party notes payable, net	–	43,593
Notes payable	209,750	194,295
Long-term customer deposits	105,924	114,922
Total liabilities	510,327	405,776

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of September 30, 2011 and March 30, 2011.	-	-
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 54,911,864 and 54,970,255 shares as of September 30, 2011 and March 30, 2011, respectively.	55	55
Warrants for 11,196,581 and 10,000,000 shares of common stock as of September 30, 2011 and March 30, 2011, respectively.	14,269	12,884
Additional paid-in capital	115,803	115,500
Accumulated deficit	(50,555)	(32,438)
Total Hoku Corporation stockholders’ equity	79,572	96,001
Noncontrolling interest	739	816
Total equity	80,311	96,817
Total liabilities and equity	$590,638	$502,593

HOKU CORPORATION AND SUBSIDIARIES

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except per share data)

	Three Months Ended Sept 30,		Six Months Ended Sept 30,
	2011	2010	2011	2010
GAAP net loss attributable to Hoku Corporation	$(7,917)	$(2,011)	$(18,117)	$(4,694)
Stock-based compensation expense	158	259	1,699	580

Non-GAAP net loss attributable to Hoku Corporation	$(7,759)	$(1,752)	$(16,418)	$(4,114)

GAAP basic net loss per share attributable to Hoku Corporation	$(0.14)	$(0.04)	$(0.33)	$(0.09)
Basic stock-based compensation expense per share	0.00	0.01	0.03	0.01

Non-GAAP basic net loss per share attributable to Hoku Corporation	$(0.14)	$(0.03)	$(0.30)	$(0.08)

GAAP diluted net loss per share attributable to Hoku Corporation	$(0.14)	$(0.04)	$(0.33)	$(0.09)
Diluted stock-based compensation expense per share	0.00	0.01	0.03	0.01

Non-GAAP diluted net loss per share, attributable to Hoku Corporation	$(0.14)	$(0.03)	$(0.30)	$(0.08)